Exhibit 99.1

Financial Statements

Cellceutix Pharma, Inc.
(A Development Stage Enterprise)

As of October 31, 2007and for the
Period June 20, 2007(Date of Inception)
through October 31, 2007

Contents

Financial Statements:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Cellceutix Pharma, Inc.
Wilmington, MA

We have audited the accompanying balance sheet of Cellceutix Pharma, Inc. (the "Company") (a Development Stage Enterprise) as of October 31, 2007, and the related statements of operations, changes in stockholders'' deficit and cash flows for the period June 20, 2007 (date of inception) through October 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cellceutix Pharma, Inc. as of October 31, 2007, and the results of their operations and their cash flows for the period June 20, 2007 (date of inception) through October 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, has no established source of revenue and is dependent on its ability to raise capital from stockholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 2, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Holtz Rubenstein Reminick LLP

Melville, New York
December 7, 2007

Cellceutix Pharma, Inc.
(A Development Stage Enterprise)

Balance Sheet

October 31, 2007

Assets
Total assets	$_________

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$430

Total liabilities	$430

Stockholders' deficit: Common stock; $.0001 par value; 1,000,000 shares authorized; 1,000,000 shares issued and outstanding	100
Deficit accumulated during development stage	(530)
Total stockholders' deficit	(430)

Total liabilities and stockholders' deficit	$-

The accompanying notes are an integral part of the financial statements.

Cellceutix Pharma, Inc.
(A Development Stage Enterprise)

Statement of Operations

Period June 20, 2007 (Date of Inception)
through October 31, 2007

Start-up Expenses	$530
Net Loss	($530

The accompanying notes are an integral part of the financial statements.

Cellceutix Pharma, Inc.
(A Development Stage Enterprise)

Statements of Changes in Stockholders’ Deficit

Period June 20, 2007 (Date of Inception)
through October 31, 2007

	Common Stock		Deficit Accumulated During Development
	Shares	Amount	Stage	Total

Balance, June 20, 2007 (Inception)	-	$-	$-	$-

Common stock issued for cash ($0.0001)	1,000,000	100	-	100

Net loss for the period	-	-	(530)	(530)

Balance, October 31, 2007	1,000,000	$100	$(530)	$(430)

The accompanying notes are an integral part of the financial statements.

Cellceutix Pharma, Inc.
(A Development Stage Enterprise)

Statement of Cash Flows

Period June 20, 2007 (Date of Inception)
through October 31, 2007

Operating activities
Net loss	$(530)
Adjustments to reconcile net loss to net cash used by operating activities:
Increase in accounts payable	430
Net cash used by operating activities	(100)

Financing activities
Sale of common stock	100
Net cash provided by financing activities	100
Net change in cash	-
Cash at beginning of period	-
Cash at end of period	$-

The accompanying notes are an integral part of the financial statements.

Cellceutix Pharma, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements

Period June 20, 2007 (Date of Inception)
through October 31, 2007

1.         Background Information

Cellceutix Pharma, Inc. (the “Company”) is a development stage enterprise that was incorporated in the state of Delaware on June 20, 2007.  To date, the Company’s activities have been limited to organizational matters and the structuring of its business plan.  The corporate headquarters is located in Boston, Massachusetts.  The Company’s planned line of business will be pharmaceutical development.

2.         Liquidity and Management’s Plans

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. For the period since June 20, 2007 (date of inception) through October 31, 2007, the Company has had a net loss of $530, and cash used in operations of $100, no sales and negative working capital of $430 at October 31, 2007. As of October 31, 2007, the Company has not emerged from the development stage. In view of these matters, the ability of the Company to continue as a going concern is dependent upon the Company’s ability to generate additional financing. Since inception, the Company has financed its activities principally from the use of equity securities to pay for services. The Company intends on financing its future development activities and its working capital needs largely from the sale of equity securities, until such time that funds provided by operations are sufficient to fund working capital requirements. There can be no assurance that the Company will be successful at achieving its financing goals at reasonably commercial terms, if at all.

These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

3.         Significant Accounting Policies

The significant accounting policies followed are:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Expenditures for research, development, and engineering of products are expensed as incurred.  For the period ended October 31, 2007, the Company did not incur any research and development costs.

The Company follows SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses the financial accounting and reporting for the impairment of long-lived assets, excluding goodwill and intangible assets, not subject to amortization, to be held and used or disposed of.  In accordance with SFAS No. 144, the carrying values of long-lived assets are periodically reviewed by the Company and impairments would be recognized if the expected future operating non-discounted cash flows derived from an asset were less than its carrying value and if the carrying value is more than the fair value of the asset. At October 31, 2007, the Company did not assign a value to its intangible assets, as they will continue to require additional development and it has yet to be determined the underlying value of the assets.

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse.  Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate.  Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

In February 2006, FASB issued SFAS No. 155. This accounting standard permits fair value re-measurement for any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133; establishes a requirement to evaluate interests in securitized financial assets to identify them as freestanding derivatives or as hybrid financial instruments containing an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument pertaining to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year beginning after September 15, 2006. The Company does not expect SFAS No. 155 to have a material effect on its results of operations or financial position.

In March 2006, the FASB issued SFAS No. 156, which addresses the accounting for servicing assets and liabilities. SFAS No. 156 is effective at the beginning of an entity’s first fiscal year beginning after September 15, 2006. The Company does not expect SFAS No. 156 to have a material effect on its results of operations or financial position.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48), effective for fiscal years beginning after December 15, 2006.  FIN 48 requires a two-step approach to determine how to recognize tax benefits in the financial statements where recognition and measurement of a tax benefit must be evaluated separately.  A tax benefit will be recognized only if it meets a “more-likely-than-not” recognition threshold.  For tax positions that meet this threshold, the tax benefit recognized is based on the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with the taxing authority.  The adoption of FIN 48 did not have a material effect on the Company's overall results of operations, cash flows or financial position.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements." SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years, with early adoption permitted. The Company does not expect the adoption of SFAS No. 157 to materially impact its financial statements.

Other recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

4.	Contingencies

On August 2, 2007, the Company was assigned all right, title, and interest to three pharmaceutical compounds; Kevetrin, KM 277 and KM 278, by their inventors. On October 17, 2007, the Company was assigned all right, title, and interest to an additional three pharmaceutical compounds; KM 133 KM 362 and KM 3174. In exchange for these compounds, the Company agreed to pay the inventors 5% of net sales of the compounds in countries where composition of matter patents have been issued and 3% of net sales in other countries. Kevetrin, KM 277, KM 278 and KM 362 were acquired from our President and director, Dr. Krishna Menon.  The Company intends to file patent applications for each of these six compounds as funds become available.

The Company must continue the research and development of these Compounds and has therefore, assigned no value to these Compounds.

5.	Related Party Transactions - KARD Scientific, Inc.

Office Lease

Dr. Menon, the Company’s principal shareholder, President, and Director, also serves as the Chief Operating Officer and Director of Kard Scientific (“KARD”). On December 7, 2007, subsequent to the balance sheet date, Cellceutix Pharma began renting 200 square feet of office space from KARD, on a month to month basis for $900 per month.

Clinical Studies

As of September 28, 2007 the Company engaged KARD to conduct specified pre-clinical studies necessary for the Company to prepare an Investigational New Drug Application (“IND”)
submission to the US Food and Drug Administration (“FDA”).  The Company does not have an exclusive arrangement with KARD.  All work performed by KARD must have prior approval by the executive officers of the Company, and we retain all intellectual property resulting from the services by KARD. Key provisions of the agreement with KARD include:  Pharmacokinetic and pharmacodynamic studies of Kevetrin using standard protocols and bioavailability of Kevetrin to the body and to tumor tissue, at a cost of $400,000;  Pre-IND meeting at no additional charge; Toxicity studies as required for an IND filing, at a cost of $1.5 million.

The agreed terms of payment are 50% of the (above) amounts at the outset of the study or other service, and the balance at the completion of the study or other service. To date we have not incurred any services or charges by KARD.

6.	Subsequent Events

Merger

On December 6, 2007, the Company was acquired by EconoShare, Inc., a Nevada Corporation, pursuant to an Agreement and Plan of Share Exchange.  Upon consummation of the Exchange, EconoShare adopted the business plan of Cellceutix Pharma.

Pursuant to the terms of the Exchange, EconoShare, Inc.  acquired Cellceutix Pharma, Inc. in exchange for an aggregate of 82,000,000 newly issued shares of EconoShare’s common stock. As a result of the Exchange, Cellceutix Pharma, Inc. became a wholly-owned subsidiary of EconoShare, Inc.  The EconoShare, Inc. shares were issued to the Cellceutix Pharma, Inc. shareholders on a pro rata basis, on the basis of 82 shares of Common Stock for each share of Cellceutix Pharma common stock held by such Cellceutix Pharma shareholder at the time of the Exchange.

Also on December 6, 2007, the shareholders of EconoShare, Inc. approved an amendment to the Registrant’s articles of incorporation to change the name to Cellceutix Corporation.

At the effective time of the Acquisition, EconoShare’s board of directors was reconstituted by the resignation of their officers and directors and the appointment of George W. Evans,  Krishna Menon, and Leo Ehrlich as directors (all of whom were directors of Cellceutix Pharma immediately prior to the Merger).

The former holders of Cellceutix Pharma Common Stock now beneficially own approximately 89% of the outstanding shares of EconoShare Common Stock. Accordingly, the Exchange represents a change in control. For financial accounting purposes, the acquisition was a reverse acquisition of EconoShare, Inc. by Cellceutix Pharma, Inc., under the purchase method of accounting, and is being  treated as a recapitalization with Cellceutix Pharma, Inc. as the acquirer.

Employment Agreements

On December 7, 2007, the Company entered into employment agreements with two executive officers, George Evans, Chief Executive Officer, and Krishna Menon, President. Both agreements provide for a three year term with minimum annual base salaries of $200,000 in the first year, $300,000 in the second year and $400,000 in the third year.  In addition, the agreements provide for performance bonuses according to the following schedule:
Upon receiving IND: $250,000 if received within 10 months of receipt of a commitment of funding in an amount of at least $4,000,000 (the “Commitment Date”) ; $150,000 if received within 12 months of the Commitment Date; $100,000 if received within 16 months of the Commitment Date; and no bonus if received thereafter or not received.

Completion of Phase 1with clinical results that would have Kevetrin proceed to Phase 2/3: $450,000 if received within 18 months of the Commitment Date; $350,000 if received within 24 months of the Commitment Date; $150,000 if received within 28 months; and no bonus if received thereafter or not received.

Start Phase 2/3: $500,000 if within 36 months of the Commitment Date; $350,000 if within 42 months of the Commitment Date; $150,000 if within 48 months of the Commitment Date; and no bonus if received thereafter or not received.

As of December 11, 2007, Company’s agreement with Mr. Evans also provides a grant of 919,700 options to purchase 919,700 shares of the Company's stock at a purchase price of $0.15 per share, vesting December 7, 2008.  Thereafter Mr. Evans shall be issued an additional grant of options following the successive anniversaries of the commencement date of a number of shares of common stock equal to one percent of the issued and outstanding common stock at a purchase price equal to the average closing bid price of the common stock on its primary exchange for the fifteen successive trading days immediately prior to the date of the grant.

The performance bonuses of the executives under the agreements do not commence until the Company receives a financing commitment in an amount of at least $4,000,000.